                                                                      Exhibit 20

                          KEY AUTO FINANCE TRUST 1999-1
             MONTHLY STATEMENT TO NOTEHOLDERS AND CERTIFICATEHOLDERS
                          Servicer: Key Bank USA, N.A.
                    Indenture Trustee: Bankers Trust Company
                  Owner Trustee: Chase Manhattan Bank Delaware

Collection Period:   March 1, 1999 to March 31, 1999
Distribution Date:   April 15, 1999



Statement for Class A, Class B and Class C Noteholders and Certificateholders                           Per $1,000 of Original
Pursuant to Section 5.6 of the Sale and Servicing Agreement                                            Class A/B/C Note Amount
                                                                                                        or Certificate Amount
                                                                                                     ----------------------------
(i)  Principal Distribution
          Class A-1 Note  Amount                                                        18,459,561.38                 170.9218647
          Class A-2 Note  Amount                                                                 0.00                   0.0000000
          Class A-3 Note  Amount                                                                 0.00                   0.0000000
          Class A-4 Note  Amount                                                                 0.00                   0.0000000
          Class B  Note  Amount                                                                  0.00                   0.0000000
          Class C  Note  Amount                                                                  0.00                   0.0000000
          Certificates  Amount                                                                   0.00                   0.0000000

(ii)  Interest Distribution
          Class A-1 Note  Amount                                                           327,360.00                   3.0311111
          Class A-2 Note  Amount                                                           482,713.86                   3.2223889
          Class A-3 Note  Amount                                                           331,325.50                   3.4405556
          Class A-4 Note  Amount                                                           501,282.83                   3.5627778
          Class B  Note  Amount                                                            141,911.00                   3.6666667
          Class C  Note  Amount                                                            117,836.77                   4.3266667
          Certificates  Amount                                                              72,422.56                   5.7322222

(iii)    Total Pool Balance of Notes and Certificates (end of Collection Period)       554,912,728.62

(iv)   Class A-1 Notes Balance (end of Collection Period)                               89,540,438.62
        Class A-1 Pool Factor (end of Collection Period)                                                                0.8290781
        Class A-2 Notes Balance (end of Collection Period)                             149,800,000.00
        Class A-2 Pool Factor (end of Collection Period)                                                                1.0000000
        Class A-3 Notes Balance (end of Collection Period)                              96,300,000.00
        Class A-3 Pool Factor (end of Collection Period)                                                                1.0000000
        Class A-4 Notes Balance (end of Collection Period)                             140,700,000.00
        Class A-4 Pool Factor (end of Collection Period)                                                                1.0000000
        Class B Notes Balance (end of Collection Period)                                38,703,000.00
        Class B Pool Factor (end of Collection Period)                                                                  1.0000000
        Class C Notes Balance (end of Collection Period)                                27,235,000.00
        Class C Pool Factor (end of Collection Period)                                                                  1.0000000
        Certificates Balance (end of Collection Period)                                 12,634,290.00
        Certificates Pool Factor (end of Collection Period)                                                             1.0000000

(v)  Basic Servicing Fee                                                                   462,770.21                   0.8333333

(vi)   Aggregate Realized Losses                                                             1,278.42

(vii)   Reserve Account Balance after Giving Effect to Payments                         16,214,627.54
       Made on Distribution Date
        Specified Reserve Account Balance after Giving Effect to Payments               16,214,627.54
       Made on Distribution Date
        Distribution to Seller from Reserve Account                                              0.00
        Draws on Reserve Account                                                                 0.00
        Deposits to Reserve Account                                                              0.00


                                     Page 1
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                          KEY AUTO FINANCE TRUST 1999-1
             MONTHLY STATEMENT TO NOTEHOLDERS AND CERTIFICATEHOLDERS
                          Servicer: Key Bank USA, N.A.
                    Indenture Trustee: Bankers Trust Company
                  Owner Trustee: Chase Manhattan Bank Delaware

Collection Period:   March 1, 1999 to March 31, 1999
Distribution Date:   April 15, 1999



Statement for Class A, Class B and Class C Noteholders and Certificateholders                           Per $1,000 of Original
Pursuant to Section 5.6 of the Sale and Servicing Agreement                                            Class A/B/C Note Amount
                                                                                                        or Certificate Amount
                                                                                                     ----------------------------
(viii)  Class A-1 Notes Interest Carryover Shortfall                                             0.00                   0.0000000
        Class A-2 Notes Interest Carryover Shortfall                                            (0.00)                  0.0000000
        Class A-3 Notes Interest Carryover Shortfall                                             0.00                   0.0000000
        Class A-4 Notes Interest Carryover Shortfall                                             0.00
        Class B Notes Interest Carryover Shortfall                                               0.00
        Class C Notes Interest Carryover Shortfall                                               0.00                   0.0000000
        Certificates Interest Carryover Shortfall                                                0.00                   0.0000000
        Class A-1 Notes Principal Carryover Shortfall                                            0.00                   0.0000000
        Class A-2 Notes Principal Carryover Shortfall                                            0.00                   0.0000000
        Class A-3 Notes Principal Carryover Shortfall                                            0.00                   0.0000000
        Class A-4 Notes Principal Carryover Shortfall                                            0.00                   0.0000000
        Class B Notes Principal Carryover Shortfall                                              0.00                   0.0000000
        Class C Notes Principal Carryover Shortfall                                              0.00                   0.0000000
        Certificates Principal Carryover Shortfall                                               0.00                   0.0000000

(ix)    Additional Principal Distributable Amount                                        3,638,213.52

(x)     Aggregate Purchase Amount of Receivables Repurchased by the                              0.00
        Seller or purchased by Servicer

(xi)  Delinquent Contracts
                                                                                         Number                   Balance
                                                                            -----------------------------------------------------
           30-59 Days                                                                      284                       4,625,201.53
           60-89 Days                                                                       5                           67,847.78
           90 Days or More                                                                  0                                0.00
           Financed Vehicles Repossessed but not yet charged off                           14                          175,286.71


ADDITIONAL INFORMATION REQUESTED BY BLOOMBERG:
----------------------------------------------
Weighted Average Coupon of Remaining Portfolio (WAC)                                        0.1140505
Weighted Average Remaining Term of Remaining Portfolio                                     59.3298097

Net Loss Ratio as of Each Collection Period
     (i)   Second Preceding Collection Period                                               0.0000000
     (ii)   Preceding Collection Period                                                     0.0000000
     (iii)  Current Collection Period                                                       0.0001255
     (iv) Three Month Average                                                               0.0000418

Ending Portfolio Balance                                                               540,502,904.99


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